Exhibit 10.4

ENGLISH SUMMARY:
The Office Lease Agreement dated as of September 18, 2007 by and between Mazal and Bracha (1970) Ltd. (the “Landlord”) and Tufin Software Technologies Ltd. (the “Company”) including addendums thereto (the “Lease Agreement”)

Subject	Description
Subject Matter of the Lease	Unprotected lease of premises located in Ramat Gan, Israel.
Term of Lease	Start Date: January 1, 2019. End Date: April 7, 2019.
Premises Covered by the Lease Agreement
Premises: Total of 3,372.9 square meters in the Paz Tower located at 1 Shoham Street, Ramat Gan, Israel, consisting of:
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888.75 square meters (gross) on the 10th floor;
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744.15 square meters (gross) on the 11th floor;
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866 square meters (gross) on the 13th floor; and
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874 square meters (gross) on the 14th floor.

Lease Payments
Rent and Maintenance Fees for Final Term (not including ancillary costs, utilities and taxes):
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NIS 1,316,442.8 + VAT for the offices space (consisting of rent - NIS 110/sq. meter + Maintenance Fees – NIS 203,385.87); and
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NIS 79, 800 + VAT for parking spaces (NIS 700/parking space) (to be paid in advance; no refund even if term ends early).

Vacating Obligation
Failing to Vacate: Failing to vacate by April 7, 2019 will constitute a fundamental breach of the lease agreement and will permit the Landlord to claim remedies per the lease agreement, including without limitation liquidated damages or holdover penalty, equal to three times the monthly rent, but not both.
No Reinstatement: The Company cannot be required to reinstatement the premises.